UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

FISCALNOTE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39672	88-3772307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW 6th Floor
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 793-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	NOTE.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

FiscalNote Holdings, Inc. (the “Company”) held its annual meeting of stockholders on May 31, 2023 (the “2023 annual meeting”). At the 2023 annual meeting, the Company’s stockholders voted on two proposals, each of which was described in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting filed with the Securities & Exchange Commission on April 19, 2023 (the “2023 proxy statement”). The final voting results with respect to each proposal are set forth below.

Proposal 1

The Company’s stockholders elected each of the three Class I director nominees named in the 2023 proxy statement, to serve on the Board of Directors for a three-year term expiring at the Company’s 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal, as set forth below:

Name of Director Nominee	For	Withhold	Broker Non-Votes
Timothy Hwang	214,040,783	1,115,058	19,950,888
Key Compton	214,530,169	625,672	19,950,888
Stanley McChrystal	205,956,550	9,199,291	19,950,888

Proposal 2

The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the Company’s 2023 fiscal year, as set forth below:

For	Against	Abstain
235,086,404	16,516	3,809

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiscalNote Holdings, Inc.
(Registrant)

June 2, 2023	By	/s/ Todd Aman
Todd Aman
Senior Vice President, General Counsel, and Secretary